Exhibit 32.2

CERTIFICATION

In connection with the periodic report of Perfectenergy International Limited (the “Company”) on Form 10-Q for the quarter ended July 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, Xiaolin Zhuang, Chief Financial Officer (Principal Accounting and Financial Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: September 14, 2010	/s/ Xiaolin Zhuang
Xiaolin Zhuang
Chief Financial Officer (Principal Accounting and Financial Officer)